Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Hydrogen Hybrid Technologies, Inc. of our report dated January 10, 2009 on our audit of the financial statements of Hydrogen Hybrid Technologies, Inc. as of September 30, 2008 and September 30, 2007, and the related statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2008, and September 30, 2007, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 13, 2009


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702)253-7499 Fax (702)253-7501